Exhibit 99.1

Service Corporation International Announces Delay in Filing Second
Quarter Form 10-Q and Potential Restatement of Previously Issued
Financial Statements

HOUSTON, Aug. 15 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SCI) announced today that the filing of its quarterly report on Form 10-Q for the three months ended June 30, 2005 and the release of its financial results for the same period will be delayed pending completion of the Company’s further review of reconciliations being performed related to its project to reconcile its preneed funeral and cemetery trust accounts.

As a result of the review to date, the Company has identified adjustments to its previously issued financial statements primarily related to the reconciliations described above. While management believes these adjustments are of a non-cash nature, the Company currently expects these adjustments on a cumulative basis to be material to the second quarter of 2005. As a result, the Company currently expects it may be necessary to restate its financial statements for the first quarter of 2005, each of the four quarters of 2004 and 2003, and each of the fiscal years ended December 31, 2000 through 2004. Management of the Company and the Audit Committee have also discussed these matters with the Company’s independent auditors.

As previously reported, our trust and cemetery deferred revenue verification project included two primary components: (1) the reconciliation of assets and deferred revenue related to the preneed cemetery merchandise and service trusts, the preneed funeral merchandise and service trusts, and the cemetery perpetual care trusts; and (2) the verification of approximately 430,000 preneed funeral contracts to determine if those contracts were accurately included in our new point-of-sale system and the verification of each individual item on every cemetery contract to determine if revenue was recognized at the time of delivery or service. The Company’s Form 10-K for the year ended December 31, 2004 contains additional information related to the description of these projects. The Company has determined that certain of the reconciling items were reflected improperly in its initial reconciliation process at December 31, 2004, which resulted in the identification of errors to the Company’s previously issued financial statements described above. The Company has identified other adjustments, one of which related to a point-of- sale system error which caused preneed funeral trust income to be understated in the fourth quarter of 2004 and the first quarter of 2005 and another of which related to the recognition of a loss on a property sale which should have been recognized in the first quarter of 2005.

The effect of the adjustments identified to date amount to a cumulative $7.5 million non-cash charge affecting previously issued financial statements, which, if a restatement occurs, will be recognized in the appropriate periods. It is possible that additional adjustments to the Company’s financial statements may be identified as the Company completes its review.

Management currently believes that within the next ten days it will be materially complete with its review, such that the Company will file its second quarter Form 10-Q shortly thereafter. The Company currently has cash- on-hand of over $350 million and approximately $100 million in current maturities of long-term debt. As a result of the adjustments announced today, management also believes it is possible that the Company will identify and report additional material weaknesses in its internal control over financial reporting related to these reconciliation matters and IT system change control procedures.

The Company’s failure to file timely its quarterly report on Form 10-Q may constitute failure to comply with the continued listing requirements of the New York Stock Exchange, on which the Company’s common stock is listed. The Company has not received any communication from the Exchange in this regard; however, the Company cannot predict what action, if any, the Exchange may take should the Company not promptly file its required report. In addition, as a result of the late filing, the effectiveness of the Company’s Registration Statements on Form S-8 will be suspended. During any period when the Company is not current in its SEC reports, neither its affiliates nor any person that purchased shares from the Company in a private offering during the preceding two years will be able to sell their shares in public markets pursuant to Rule 144 under the Securities Act of 1933. Continued failure to file the Form 10-Q is an event of default under the Company’s indentures and its credit agreement. The Company anticipates receiving a waiver under its credit agreement as to this potential event of default should one be required.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” or “predict,” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of us. Important factors which could cause actual results to differ materially from those in forward- looking statements include, among others, whether the potential restatement of previously issued financial statements discussed herein occurs and the result of any such restatement; the Company’s ability to complete its further review of reconciliations in a timely manner; any consequences imposed by the SEC or the Exchange related to the late filing of the Company’s Form 10-Q for the 2005 second quarter; any potential changes to expected 2005 second quarter operating results arising from the completion of our review or otherwise; any consequences under the Company’s indentures or credit agreement if the Company continues to be unable to file its Form 10-Q for the 2005 second quarter and the possibility that the Company will identify and report additional material weaknesses in its internal control over financial reporting.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2004 Annual Report on Form 10-K, as amended. Copies of this document as well as other SEC filings can be obtained from our website at http://www.sci-corp.com.

We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

Service Corporation International, headquartered in Houston, Texas, owns and operates funeral service locations and cemeteries. We have an extensive network of businesses including 1,126 funeral service locations and 388 cemeteries in North America as of June 30, 2005. For more information about Service Corporation International, please visit our website at http://www.sci-corp.com.

          For additional information contact:
               Investors:
              Eric D. Tanzberger / Vice President and Corporate Controller
              (713) 525-7768

              Media:
              Terry Hemeyer - Managing Director / Corporate Communications
              (713) 525-5497

SOURCE  Service Corporation International
          -0-                                                                      08/15/2005
          /CONTACT:  Investors - Eric D. Tanzberger, Vice President and Corporate Controller, +1-713-525-7768, or Media - Terry Hemeyer, Managing Director, Corporate Communications, +1-713-525-5497, both for Service Corporation International/
          /Web site:  http://www.sci-corp.com /